EXHIBIT 23(b)



                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To ThermoQuest Corp.:


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1996 on the financial statements for te year ended December 30, 1995 included in ThermoQuest Corp.'s Prospectus dated March 19, 1996 and to all references to our firm included in this registration statement.


                                           /s/Arthur Andersen LLP


        Boston, Massachusetts
        July 24, 1996